Exhibit 10.2

BROOKFIELD ASSET MANAGEMENT INC.

-and –

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

SUPPORT AGREEMENT

            , 2021

TORYS LLP

SUPPORT AGREEMENT

This SUPPORT AGREEMENT is made as of             , 2021 (this “Agreement”), between Brookfield Asset Management Inc. (“BAM”), a corporation existing under the laws of the Province of Ontario, and Brookfield Asset Management Reinsurance Partners Ltd. (the “Company”), an exempted company limited by shares existing under the laws of Bermuda (BAM and the Company are collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS, BAM intends to make a Special Dividend to holders of its Class A limited voting shares (the “BAM Shares”) and its class B limited voting shares of class A exchangeable limited voting shares (the “Class A Shares”) in the capital of the Company (the “Special Dividend”);

WHEREAS, the Class A Shares have been structured with the intention of providing an economic return equivalent to the BAM Shares, including receiving distributions at the same time and in the same amount per share (an “Equivalent Distribution”) as the cash dividends paid on each BAM Share;

WHEREAS, pursuant to the Share Terms (as defined below), each Class A Share will be exchangeable (the “Exchange Feature”) at the option of the holder for one BAM Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BAM);

WHEREAS, the Parties desire to make covenants and agreements with each with a view to ensuring that the Principle of Economic Equivalence (defined below) is upheld; and

WHEREAS, the Parties desire to make appropriate provision and to establish a procedure, effective from and after the Effective Date (as defined below), whereby BAM will take certain actions and make certain payments and deliveries necessary to (a) ensure that the Company will be able to make certain payments or, if applicable, deliver BAM Shares and (b) deliver or cause to be delivered BAM Shares in satisfaction of the obligations of the Company or BAM, as applicable, under the Share Terms, the Rights Agreement and this Agreement;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Interpretation

In this Agreement, each capitalized term used and not otherwise defined herein will have the meaning ascribed thereto in the special rights and restrictions (collectively, the “Share Terms”) attaching to the Class A Shares as set out in the

Company’s Bye-Laws. In addition, the following words or expressions will have the following meanings:

(a)

“affiliate” means with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person.

(b)	“Agreement” has the meaning assigned thereto in the preamble.

(c)	“BAM” has the meaning assigned thereto in the preamble.

(d)	“BAM Board” means the board of directors of BAM.

(e)	“BAM Shares” has the meaning assigned thereto in the recitals.

(f)	“BAM Successor” has the meaning set out in Section 3.1(a).

(g)

“Brookfield” means BAM and its Subsidiaries, and does not, for greater certainty, include the Company and the Company’s Subsidiaries, or, collectively, Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC and their Subsidiaries.

(h)	“Class A Shares” has the meaning assigned thereto in the recitals.

(i)	“Class B Shares” means the class B limited voting shares in the capital of the Company.

(j)	“Company” has the meaning assigned thereto in the preamble.

(k)	“Company Board” means the board of directors of the Company.

(l)	“Company’s Bye-Laws” means the amended and restated bye-laws of the

Company.

(m)

“Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of beneficial ownership of a majority of the voting interests in B; and for certainty and without limitation, if A owns shares to which more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose.

(n)	“Effective Date” has the meaning set out in Section 4.1.

(o)	“Equivalent Distribution” has the meaning assigned thereto in the recitals;

(p)	“Equivalent Share Subdivision” has the meaning set out in Section 2.1(a)(ii)(B).

(q)	“Exchange Feature” has the meaning assigned thereto in the recitals.

(r)

“Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of the general partner of such partnership that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general partner’s general partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function.

(s)	“Non-Brookfield Holders” means holders of Class A Shares other than Brookfield.

(t)	“Other Entity” has the meaning set out in Section 3.4(b).

(u)	“Other Securities” has the meaning set out in Section 3.4(b).

(v)	“Outstanding BAM Shares” for purposes of Section 3.4 means BAM Shares outstanding and beneficially owned by any Person other than the Other Entity or its affiliates.

(w)	“Parties” has the meaning assigned thereto in the preamble.

(x)	“Person” has the meaning set out in Section 1.1.4.

(y)	“Principle of Economic Equivalence” means, taken together, the right to receive Equivalent Distributions and the Exchange Feature.

(z)	“Share Terms” has the meaning set out in Section 1.1.

(aa) “Special Dividend” has the meaning assigned thereto in the recitals.

(bb)

“Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person.

Unless the context otherwise requires:

1.1.2 words importing the singular will include the plural and vice versa, words importing gender will include all genders or the neuter, and words importing the neuter will include all genders;

1.1.3 the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.1.4 references to any an individual, sole proprietorship, partnership, unincorporated association, unincorporated organization, unincorporated syndicate, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal or personal representative (each, a “Person”) include such Person’s successors and permitted assigns;

1.1.5 except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument will include, and will be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, to all amendments made to such statute, regulation, policy, rule or instrument, and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.1.6 any reference to this Agreement or any other agreement, document or instrument will be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified; and

1.1.7 in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a business day, then such amount will be determined or such action will be required to be taken at or before the requisite time on the next succeeding day that is a business day.

ARTICLE 2

COVENANTS OF BAM AND THE COMPANY

2.1 Covenants Regarding Class A Shares

BAM will:

(a)

take all such actions and do all such things, to the extent permitted by applicable law, as are reasonably necessary or desirable to enable and permit the Company to pay quarterly distributions in support of the Principle of Economic Equivalence, including:

(i)

advising the Company sufficiently in advance of the declaration by BAM of any dividend on the BAM Shares and, at the request of the Company, providing the Company with a good faith estimate of the cash dividends expected to be declared on the BAM Shares for the next four quarters; and

(ii)	taking all such other actions as are reasonably necessary, in cooperation with the Company, to ensure that:

(A)	the payment date for an Equivalent Distribution on the Class A Shares and the Class B Shares will be the same as the payment date for the corresponding dividend on the BAM Shares; and

(B)

if BAM declares or pays a dividend in BAM Shares, the effective date for a corresponding, economically equivalent subdivision of the Class A Shares and the Class B Shares (as determined in accordance with the Share Terms) (an “Equivalent Share Subdivision”) will be the same as the effective date for the share dividend in BAM Shares;

(b)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the amount per share equal to the Liquidation Amount, in respect of each issued and outstanding Class A Share upon the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its holders for the purpose of winding up its affairs including all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered BAM Shares or the cash equivalent to the holders of Class A Shares in accordance with the provisions of the Share Terms;

(c)

take all such actions and do all such things, to the extent permitted by applicable law, as are reasonably necessary or desirable to enable and permit the Company to pay and otherwise perform its obligations with respect to the satisfaction of any redemption of issued and outstanding Class A Shares upon a redemption of the Class A Shares by the Company, including all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered BAM Shares or the cash equivalent to the holders of Class A Shares, in accordance with the provisions of the Share Terms, as the case may be; and

(d)

take all such actions and do all such things, to the extent permitted by applicable law, as are reasonably necessary or desirable to enable and permit BAM to perform its obligations arising upon the exercise by it of the Liquidation Call Right or the Redemption Call Right, or upon the occurrence of a liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its holders for the purpose of winding up its affairs, including all such actions and all such things as are necessary or desirable to enable and permit BAM to cause to be delivered BAM Shares or the cash equivalent or other property to the holders of the Class A Shares in accordance with the provisions of the Liquidation Call Right or the Redemption Call Right, or upon the occurrence of a liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its holders for the purpose of winding up its affairs as the case may be, together with a cheque in respect of any cash amount payable to holders of the Class A Shares in connection with a redemption of the Class A Shares or a liquidation of the Company, as the case may be.

2.2 Company Covenants

The Company will take all such other actions as are reasonably necessary, in cooperation with BAM, to ensure that to the extent permitted by applicable law:

(a)	the payment date for an Equivalent Distribution on the Class A Shares and Class B Shares will be the same as the payment date for the corresponding dividend on the BAM Shares; and

(b)

the effective date for an Equivalent Share Subdivision of the Class A Shares and Class B Shares will be the same as the effective date for the share distribution, in lieu of such a distribution, on the BAM Shares.

2.3 Reservation of BAM Shares

BAM hereby represents, warrants and covenants in favour of the Company that BAM has reserved and obtained stock exchange approval for issuance, and will, at all times while any Class A Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued share capital such number of BAM Shares: (a) as is equal to the prevailing Exchange Factor multiplied by the sum of (i) the number of Class A Shares issued and outstanding from time to time, and (ii) the number of Class A Shares issuable upon the exercise of all rights to acquire Class A Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit each of BAM and the Company to meet its obligations under the Company’s Bye-Laws, this Agreement, the Share Terms and the Rights Agreement.

2.4 Notification of Certain Events

In order to assist BAM to comply with its obligations hereunder and to permit BAM to exercise the Liquidation Call Right, the Company will notify BAM, or will cause BAM to be notified, of each of the following events at the time set forth below:

(a)

in the event of any determination by the Company Board to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of the assets of the Company to its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of the assets of the Company to its shareholders for the purpose of winding up its affairs; and

(c)	on or before the date on which notice of redemption is given to holders of Class A Shares, upon the determination of a Specified Class A Redemption Date in accordance with the Share Terms.

2.5 Delivery of BAM Shares

Upon notice from the Company of any event that requires the Company to cause to be delivered BAM Shares to any holder of Class A Shares, subject to applicable law and any necessary stock exchange approval, BAM will, forthwith, issue and deliver or cause to be delivered the requisite number of BAM Shares to the Company or as directed by the Company (for fair value consideration). All such BAM Shares will be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and will be free and clear of any lien, claim or encumbrance.

2.6 Qualification of BAM Shares

If any BAM Shares (or other shares or securities into which BAM Shares may be reclassified or changed as contemplated by section 2.8 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfilment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by BAM and delivered by BAM at the direction of the Company to the holder of surrendered Class A Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a ‘‘control person’’ for purposes of Canadian provincial securities law or an ‘‘affiliate’’ of BAM for purposes of United States federal or state securities law), BAM will in good faith expeditiously take all such reasonable actions and do all such things as are reasonably necessary or desirable to cause such BAM Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. BAM will in good faith expeditiously take all such reasonable actions and do all such things as are reasonably necessary or desirable to cause all BAM Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which BAM Shares (or such other shares or securities) have been listed by BAM and remain listed and are quoted or posted for trading at such time.

2.7 Consent to Issuances or Registrations of Class A Shares

BAM will have the right to consent, in writing, to:

2.7.1 any issuance of, or grant of a right by the Company to acquire, Class A Shares;

2.7.2 the entry by the Company into any registration rights agreement granting any person (other than BAM) the right to cause the registration of Class A Shares under securities laws in any jurisdiction; or

2.7.3 the filing of any registration statement or prospectus for the distribution or sale of any Class A Shares.

Any consent may be withheld, conditioned or delayed in BAM’s sole discretion.

2.8 Economic Equivalence

(a)	So long as any Class A Shares owned by Non-Brookfield Holders are outstanding, BAM and the Company will take all such actions and do all such things to:

(i)	support and not undermine the Principle of Economic Equivalence; and

(ii)

cooperate to jointly effect changes in the capital or related dilutive events at BAM and the Company, as applicable, such that no adjustment to the Exchange Factor is required to maintain the Principle of Economic Equivalence (in accordance with the anti-dilution provisions included in the Company’s Bye-Laws and the Share Terms), including using best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate distributions are made by BAM or the Company, as applicable, or subdivisions, redivisions or changes are made to the BAM Shares or the Class A Shares, as applicable.

(b)

If there is a dispute between BAM and the Company on whether an adjustment to the Exchange Factor is required in respect of any changes in the capital or related dilutive events at BAM or the Company, as applicable, the Parties will escalate promptly to the appropriate representatives for resolution.

Notwithstanding the requirements set forth in Section 2.8(a), nothing herein shall limit the ability of BAM to issue securities (including but not limited to debt, preferred shares, common shares, and convertible securities), complete acquisitions or dispositions, or engage in other business.

2.9	Ordinary Market Purchases

For greater certainty, nothing contained in this Agreement, including the obligations of BAM and the Company contained in Section 2.8, will limit:

(a)	the ability of BAM (or any of its Subsidiaries) to make market purchases of BAM Shares in accordance with applicable laws and regulatory or stock exchange requirements; or

(b)	the ability of the Company to make market purchases of Class A Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.10 Stock Exchange Listing

For so long as any Class A Shares owned by Non-Brookfield Holders are outstanding, BAM covenants and agrees to use its reasonable best efforts to maintain a listing for the BAM Shares on a stock exchange.

2.11 Shareholder Rights

Nothing contained in this Agreement, including the obligations of BAM contained in Section 2.8, will limit the ability of BAM (or any of its Subsidiaries) to exercise its rights as a shareholder of the Company, including in relation to a redemption or liquidation of the Company.

2.12 Cooperation in respect of Public Disclosure and Prospectuses

BAM and the Company will agree to cooperate as necessary or desirable from time to time in respect of their public disclosure, including:

2.12.1 BAM will consent to the Company referencing BAM’s public disclosure in the Company’s public disclosure (and will permit the Company and its advisors to do reasonable diligence on such disclosure, if requested), and the Company will consent to BAM referencing the Company’s public disclosure in BAM’s public disclosure (and will permit BAM and its advisors to do reasonable diligence on such disclosure, if requested);

2.12.2 BAM will provide such information as the Company reasonably requires to comply with its financial reporting obligations, and the Company will provide such information as BAM reasonably requires to comply with its financial reporting obligations;

2.12.3 subject to BAM’s prior consent having been obtained, BAM will cooperate with the Company for purposes of qualifying or registering the underlying BAM Shares in the event that the Company issues or qualifies or registers for issuance or distribution Class A Shares;

2.12.4 BAM will provide the Company with prompt written notice of any material change or misrepresentation in respect of BAM’s public disclosure; and

2.12.5 BAM will provide the Company with prompt written notice if there is not an effective registration statement with respect to the delivery of BAM Shares in connection with a request for an exchange pursuant to the Exchange Feature.

2.13 Management and Administration Services

For so long as this Agreement is in place, and subject to any applicable regulatory rules and requirements:

2.13.1 The Company acknowledges that it is expected that Subsidiaries of the Company will, from time to time, appoint Brookfield as investment manager and not appoint any other person to provide any investment management services to Subsidiaries of the Company without the prior consent of Brookfield. BAM agrees that it will, or will cause the appropriate Brookfield entity, to accept such appointment.

2.13.2 Without the prior written consent of BAM, the Company will not appoint, and will not consent to any Subsidiaries of the Company appointing, any direct competitor to BAM’s asset management business, as determined by BAM acting reasonably, for the provision of any material administrative services or support services, including for certainty the provision of the services of any executive officer or senior management function.

For greater certainty, Brookfield remains subject at all times to the supervision and direction of the board of directors of the applicable Subsidiary with respect to the provision of investment management services to Subsidiaries of the Company in accordance with the applicable investment management agreement.

2.14	Due Performance

BAM and the Company will duly and timely perform all of their obligations under the Company’s Bye-Laws, this Agreement, the Rights Agreement and the Share Terms.

ARTICLE 3

BAM SUCCESSORS

3.1 Certain Requirements in Respect of Combination, etc.

BAM will not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person unless:

(a)

such other Person or continuing entity (the “BAM Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the BAM Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such BAM Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of BAM under this Agreement; and

(b)

such transaction will be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other Party hereunder or the holders of the Class A Shares.

For greater certainty, nothing in this Agreement will prevent BAM from continuing to another jurisdiction in accordance with applicable law.

3.2 Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the Parties, if required by Section 3.1, will execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the BAM Successor and such other person that may then be the issuer of the BAM Shares will possess and from time to time may exercise each and every right and power of BAM under this Agreement in the name of BAM or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the BAM Board may be done and performed with like force and effect by the directors or officers of such BAM Successor.

3.3 Subsidiaries

Nothing herein will be construed as preventing the merger of any direct or indirect Subsidiary of BAM with or into BAM or another direct or indirect Subsidiary of BAM or the winding-up, liquidation or dissolution of any direct or indirect Subsidiary of BAM, provided that all of the assets of such Subsidiary are transferred to BAM or another direct or indirect Subsidiary of BAM, and any such transactions are expressly permitted by this Article 3.

3.4 Successor Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of a transaction:

(a)	in which BAM merges with, or in which all or substantially all of the then Outstanding BAM Shares are acquired by, one or more other entity; and

(b)

in which all or substantially all of the then Outstanding BAM Shares are converted into or exchanged for (directly or indirectly) securities or rights to receive such securities (the “Other Securities”) of another entity (the “Other Entity”) that, immediately after such transaction, is the successor (whether directly or indirectly and including in combination with other related companies) to, or owns or controls, directly or indirectly, BAM, then all references herein to “BAM” will thereafter be and be deemed to be references to “Other Entity” and all references herein to “BAM Shares” will thereafter be and be deemed to be references to “Other Securities” (with appropriate adjustments, if any, as are required to result in a holder of Class A Shares on the exchange, redemption or retraction of such securities pursuant to the Share Terms immediately subsequent to the transaction being entitled to receive that number of Other Securities equal to the number of Other Securities such holder of Class A Shares would have received if the exchange, redemption or retraction of such securities pursuant to the Share Terms had occurred immediately prior to the transaction and the transaction was completed), but subject to subsequent adjustments to reflect any subsequent changes in the capital of the issuer of the Other Securities, including any subdivision, consolidation or reduction of capital, without any need to amend the Share Terms and without any further action required.

ARTICLE 4

GENERAL

4.1 Term

This Agreement will come into force and become effective on the date of the Special Dividend (the “Effective Date”) and will terminate and be of no further force and effect at such time as:

4.1.1 no Class A Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class A Shares) are held by Non-Brookfield Holders; or

4.1.2 the following have occurred (i) an amendment to the terms of the Class A Shares that eliminates the Exchange Feature and the Equivalent Distribution and (ii) the termination of the Rights Agreement.

4.2 Changes in Capital of BAM and the Company

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event that results in either the Class A Shares, BAM Shares, or both, being in any way changed, this Agreement will, without the approvals set forth in Section 4.4 hereof, forthwith be amended and modified as necessary in order that it will apply with full force and effect, mutatis mutandis, to all new securities into which the BAM Shares, the Class A Shares, or both, are so changed and the Parties hereto will execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3 Severability

Notwithstanding the provisions of Section 4.4 hereof, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule, law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will, without the approvals set forth in Section 4.4 hereof, negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner with a view to ensuring that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4 Amendments, Modifications

Except for amendments contemplated by Section 4.2, 4.3 and 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by the Company and BAM and approved by (a) the Non-Brookfield Holders and the Class B Shares, each voting as a class (with an approval threshold of a majority of the votes cast by each class); (b) the BAM Board; and (c) the Company Board.

4.5 Ministerial Amendments

Notwithstanding the provisions of Section 4.4 hereof, the Parties to this Agreement may in writing at any time and from time to time, without the approvals set forth in Section 4.4 hereof, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all of the Parties hereto if the Company Board and the BAM Board are of the opinion that such additions will not be prejudicial to the rights or interests of the Non-Brookfield Holders as a whole;

(b)	evidencing the succession of a BAM Successor and the covenants of and obligations assumed by such BAM Successor in accordance with the provisions of Article 3;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Company Board and the BAM Board, having in mind the best interests of the Non-Brookfield Holders as a whole, it may be expedient to make, provided that each such board of directors is of the opinion that such amendments or modifications will not be prejudicial to the rights or interests of the Non-Brookfield Holders as a whole; or

(d)

making such changes or corrections which, on the advice of counsel to the Company and BAM, are required for the purpose of curing or correcting any ambiguity or defect, inconsistent provision, clerical omission, mistake or manifest error, provided that the Company Board and the BAM Board are of the opinion that such changes or corrections will not be prejudicial to the rights or interests of the Non-Brookfield Holders as a whole.

4.6 Meeting to Consider Amendments

The Company, at the request of BAM, will call a meeting or meetings of the holders of the Class A Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings will be called and held in accordance with the Company’s Bye-Laws, the Share Terms and all applicable laws.

4.7 Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the Parties hereto.

4.8 Enurement

This Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

4.9 Assignment

Except as set forth in this Agreement, no Party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise).

4.10 Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement will be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the Parties at the following addresses:

(a)	in the case of BAM to the following address:

Brookfield Asset Management Inc.

Brookfield Place, Suite 300

181 Bay Street

Toronto, Ontario M5J 2T3

Canada

Attention:	Kathy Sarpash
Email:	[ ]

with a copy to, which will not constitute notice for the purposes of this Agreement, to:

Torys LLP

Suite 3000

79 Wellington Street West

P.O. Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:	Karrin Powys-Lybbe
Email:	kpowys-lybbe@torys.com

(b)	in the case of the Company, to the following address:

Brookfield Asset Management Reinsurance Partners Ltd.

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Attention:	Lyndsay Hatlelid
Email:	[ ]

with a copy to, which will not constitute notice for the purposes of this Agreement, to:

Torys LLP

Suite 3000

79 Wellington Street West

P.O. Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:	Karrin Powys-Lybbe
Email:	kpowys-lybbe@torys.com

or at such other address as the Party to which such notice or other communication is to be given has last notified the Party giving the same in the manner provided in this Section 4.10, and if not given the same will be deemed to have been received on the date of such delivery or sending.

4.11 Counterparts

This Agreement may be executed in counterparts (by facsimile or otherwise), each of which will be deemed an original, and all of which taken together will constitute one and the same instrument.

4.12 Jurisdiction

This Agreement will be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each Party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

4.13 Specific Performance

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties shall be entitled to seek an injunction or injunctions, using the process set out in Section 4.14 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity.

4.14 Dispute Resolution

4.14.1 Sole and Exclusive Procedure - All disputes, disagreements, controversies, questions or claims arising out of or relating to this Agreement or any application for interim relief (including specific performance or an injunction), including with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement (“Disputes”), must be determined in accordance with the procedures set forth in this Section 4.14, which sets out the sole and exclusive procedure for the resolution of Disputes. The resolution of Disputes pursuant to the terms of this Section 4.14 will be final and binding upon the Parties, and there will be no appeal therefrom, including any appeal to a court of law on a question of law, a question of fact, or a question of mixed fact and law. The International Commercial Arbitration Act, 2017 (Ontario) (the “Act”) shall govern any Dispute under Section 4.14. If the provisions of this Section 4.14 are inconsistent with the provisions of the Act and to the extent of such inconsistency, the provisions of this Section 4.14 shall prevail in any Arbitration.

4.14.2 Arbitration Procedure - Whenever a Dispute arises among any of the Parties, such Parties will use commercially reasonable efforts to settle such dispute internally and will consult and negotiate with each other in an effort to reach a fair and equitable resolution satisfactory to the Parties as promptly as possible. If the Parties have not agreed to a settlement of the dispute within 30 days from the date upon which written notice of the Dispute was delivered by one Party to the other, then the Parties agree that the Dispute shall be submitted to, and conclusively settled by, arbitration by a single arbitrator (unless the Parties otherwise agree) pursuant to the National Arbitration Rules of the ADR Institute of Canada, Inc. The arbitration proceedings shall take place in Toronto, Ontario, unless otherwise mutually agreed by the Parties. The language of the arbitration shall be English. Nothing in this Section 4.14 shall prevent or limit either Party’s right to terminate this Agreement in accordance with its terms.

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IN WITNESS WHEREOF the Parties have duly executed this Agreement on the date written on the first page of this Agreement.

BROOKFIELD ASSET MANAGEMENT INC.

By:
Name: Title: I have authority to bind the Corporation.

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

By:
Name: Title: I have authority to bind the Company.

[BAM-BAM Re Support Agreement]